CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-138648 on Form N-1A of our report dated January 19, 2007, relating to the statements of assets and liabilities of American Funds Target Date Retirement Series, Inc., including American Funds 2010 Target Date Retirement Fund, American Funds 2015 Target Date Retirement Fund, American Funds 2020 Target Date Retirement Fund, American Funds 2025 Target Date Retirement Fund, American Funds 2030 Target Date Retirement Fund, American Funds 2035 Target Date Retirement Fund, American Funds 2040 Target Date Retirement Fund, American Funds 2045 Target Date Retirement Fund, and American Funds 2050 Target Date Retirement Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Prospectuses, reports to shareholders and proxy statements” in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 19, 2007